Exhibit 99.1

Acquisition establishes leading global provider with more than 10,000 customers worldwide; Combined revenues approximate $1.2 billion with winning combination of leading investment management software and services

WINDSOR, CT, July 8, 2015 (PR NEWSWIRE) - SS&C Technologies Holdings, Inc. (“SS&C”) (Nasdaq:SSNC), a leading global provider of financial services software and software-enabled services, today announced it has completed its acquisition of Advent Software, Inc. (“Advent”), a leading provider of software and services for the global investment management industry.

Advent has more than 4,300 customers including asset managers, hedge funds, fund administrators, prime brokers, family offices and wealth management advisory firms, located across more than 50 countries worldwide. With more than 1,200 employees worldwide, Advent generated revenues of $397 million for the 12 months ended December 31, 2014.

Under the terms of the merger agreement, Advent stockholders will receive per share consideration of $44.25. The merger consideration is approximately $2.63 billion (including the assumption of Advent’s existing debt). SS&C financed the acquisition, the refinancing of loans outstanding under our existing credit agreement, repayment of Advent’s existing debt and the payment of related fees and expenses with:

•     commitments and borrowings under new senior secured credit facilities in an aggregate principal amount of $2.63 billion, including syndicated term loans and revolving credit facilities provided by a syndicate of lenders, with Deutsche Bank AG New York Branch acting as administrative agent;

•     approximately $500 million of the net proceeds from the issuance of $600 million aggregate principal amount of SS&C’s 5.875% notes due 2023;

•     approximately $400 million of net proceeds from the offering of 12,075,000 shares of SS&C common stock; and

•     cash balances.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 10,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C's products and services. These clients in the aggregate manage over $44 trillion in assets. SS&C’s technology and services helps firms minimize risk, work together seamlessly, and discover new opportunities in a constantly evolving world.

Additional information about SS&C (NASDAQ: SSNC) is available at www.ssctech.com.

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For more information

SS&C Technologies

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738
E-mail: InvestorRelations@sscinc.com

Justine Stone
Investor Relations
Tel: +1- 212-367-4705
E-mail: InvestorRelations@sscinc.com

SS&C Technologies 80 Lamberton Road Windsor, CT 06095 USA

Tel +1-800-234-0556 +1-860-298-4500 Fax +1-860-298-4987 E-mail

“This is an exciting time for SS&C and Advent’s customers,employees and shareholders” said Bill Stone, SS&C Chairmain and Chief Executive Officer. “SS&C has a long history of successful integrations, and we are confident that Advent’s products, services, and dedicated employees will enhance SS&C’s overall offering, improving the customer experience for over 10,000 financial services organizations worldwide. In an industry where big banks dominate the market, SS&C, together with Advent, is the independent, technology-driven alternative, able to provide nimble services and complete transparency throughout the front, middle, and back office operations.”

Morgan Stanley and Deutsche Bank acted as financial advisors and Davis Polk & Wardwell acted as legal advisor to SS&C.

Qatalyst Partners acted as financial advisor and Wilson Sonsini Goodrich & Rosati acted as legal advisor to Advent.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. All statements contained herein that are not statements of historical fact are forward-looking statements, including, without limitation, statements regarding future financial performance, funding requirements and liquidity; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, competitive strengths or market position, acquisitions and related synergies; growth, declines and other trends in markets we sell into; the anticipated impact of adopting new accounting pronouncements; the anticipated outcome of outstanding claims, legal proceedings, tax audits and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic conditions; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements

SS&C Technologies 80 Lamberton Road Windsor, CT 06095 USA

Tel +1-800-234-0556 +1-860-298-4500 Fax +1-860-298-4987 E-mail are not guarantees of future performance and actual results may differ materially from those envisaged by such forward-looking statements. The factors discussed under “Item 1A. Risk Factors” included in SS&C’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 26, 2015, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. You should not place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call or other communication in which they are made. We expressly disclaim any obligation to update our forward-looking statements, whether as a result of new information, future events or circumstances, or otherwise, except as required by law.

SS&C Technologies 80 Lamberton Road Windsor, CT 06095 USA

Tel +1-800-234-0556 +1-860-298-4500 Fax +1-860-298-4987 E-mail